Cricut Adds New Independent Board Member Heidi Zak
SOUTH JORDAN, Utah, September 30, 2024 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced an expansion of the company’s board of directors.
“We are excited to announce the addition of Heidi Zak as an independent board member and member of our audit committee. This increases the size of our board of directors from seven to eight members,” said Jason Makler, Chairman of Cricut’s Board of Directors. “Heidi’s skills and experiences complement the other board members and Cricut leadership. Heidi has a demonstrated track record of focused marketing, scaling and leading a successful company whose customers are similar to Cricut’s core user base.”
Ashish Arora, Chief Executive Officer of Cricut added, “Heidi’s insight as co-founder and CEO of ThirdLove coupled with her prior professional endeavors will be immediately valuable to Cricut. Her leadership includes the ability to develop new markets and focus on the overall brand and customer experience. Her keen understanding of a core segment of customers and marketing to those needs will help guide our overall acquisition and engagement strategy. I am looking forward to working closely with Heidi and I am thrilled that she is joining our board of directors.”
Ms. Zak stated, “I am looking forward to adding my experience and insight to help Cricut return to growth and focus on its core target market. Cricut’s core consumer fits perfectly with my years of experience for successful products, customer focus, and go to market strategy.”
About Heidi Zak
Heidi Zak is a seasoned executive with over 20 years of experience in the consumer and retail sector, specializing in eCommerce and direct-to-consumer, marketing, strategy, and new business development. With a demonstrated track record of scaling and leading successful ventures, Heidi currently serves as the CEO of ThirdLove, a prominent online intimates brand catering to millennial women, boasting a customer base of over 5 million. As a co-founder & current CEO of ThirdLove, she has been instrumental in shaping the company's trajectory and establishing the brand as a disruptor, innovator, and leader in its industry. Before founding ThirdLove, Heidi worked at Google, Aeropostale, McKinsey, and Bank of America. She has an MBA from MIT Sloan School of Management and a BA degree from Duke in Economics. She is a member of the Young Presidents' Organization (YPO) and a 2024 Henry Crown Fellow.
About Cricut’s Board of Directors
Additional information including detailed biographies of board members can be found at https://cricut.com/en/board-members.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy™ series, and Cricut Venture™ — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

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Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent Form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.